Q2 2019 EARNINGS PRESENTATION Exhibit 99.2 August 1, 2019 1

Disclaimer Forward Looking Statements This presentation may contain forward looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect,” “anticipate,” “may,” “intends,” “believes,” “estimate,” “project,” and other similar expressions. Such statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from these forward looking statements. These factors include, but are not limited to, the factors described in BrightSphere’s filings made with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, filed with the SEC on February 28, 2019, under the heading “Risk Factors”. Any forward-looking statements in this presentation are based on assumptions as of today and we undertake no obligation to update these statements as a result of new information or future events. We urge you not to place undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is included in the appendix to this presentation. 1

Leading Company Positioned For Growth

BrightSphere Highlights[1]

- Diversified multi-Affiliate business with $225.0 billion in AUM
- 7 widely-recognized at-scale Affiliates offer over 100 investment strategies across a range of investment styles, asset classes and geographies
- Approximately 850 institutional and sub-advisory clients across 30 countries
- Significant growth opportunities in global distribution and alternative and solutions-based product development
- Solid financial results
- Strong balance sheet
- Attractive growth strategy

Diversified Asset and Client Base[1]

AUM by Client Location


Asia | 5.1%
Australia | 4.6%
Other | 6.0%
Europe | 8.8%
U.S. | 75.5%

Total: $225.0 billion

Quarterly Mgmt. Fee Revenue by Asset Class


Fixed Income | 3.2%
Alternatives | 21.1%
US Equity - large cap value | 12.3%
US Equity - all other | 7.1%
Emerging Markets Equity | 19.0%
Global Equity | 12.2%
International Equity | 25.2%

Total: $205.9 million

AUM by Affiliate


ICM | $2.2
Copper Rock | $4.5
Campbell Global | $4.7
Landmark Partners | $18.1
TSW | $20.9
Barrow Hanley, Mewhinney & Strauss | $76.6
Acadian | $98.0

Total: $225.0 billion

Please see definitions and additional notes.

1. *Data as of June 30, 2019. Quarterly management fee revenue represents ENI management fee revenue for the three months ended June 30, 2019.*

BRIGHTSPHERE Investment Group

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BrightSphere Long-Term Strategic Update • Optimized Center resources and streamlined Center functions • Completed corporate redomicile to U.S. in July; further enhancing regulatory, Successful operational and governance simplicity Repositioning • Continued focus on efficient capital management, including investment in the business and opportunistic share repurchases, as appropriate • Seasoned team in position in key global markets • BSIG has cultivated strong relationships with major financial organizations in China; Expanding Global well positioned for activity Presence • Latin American and Middle East teams have introduced BrightSphere to some of the largest high net worth, pension and other investors in the regions • Partnership opportunities to expand distribution in new channels • Responding to global demand for solutions and alternative-based strategies by enhancing investment capabilities Expanding Investment • Ongoing seed investments in high demand strategies Capabilities • Robust pipeline of acquisition opportunities includes new teams and platforms as well as stand-alone businesses • Strong free cash flow from diversified revenue streams to support growth investments 3

Solid Earnings Results • GAAP EPS of $0.31 for Q2'19 down (42.6)% from $0.54 for Q1'19 • ENI per share of $0.45 for Q2'19, up 12.5% from Q1'19 Financial Results • ENI results benefited from a strong market environment, positive impact from share repurchases, and continued realization of Center cost savings as expected • AUM of $225.0 billion up 1.2% from Q1'19 primarily driven by market appreciation • NCCF of $(2.9) billion produced annualized revenue impact of $(14.4) million for Q2'19, compared AUM and Flows to NCCF of $(1.8) billion and annualized revenue impact of $(5.9) million for Q1'19 • While gross outflows declined from Q1‘19, Q2’19 saw slower sales in the second quarter; BSIG Affiliates continue to rebuild their pipelines • Liquid strategies representing 65%, 69% and 77% of revenue outperformed benchmarks on a 3-, 5- and Investment 10-year basis at June 30, 2019 Performance • Illiquid strategies maintained strong and consistent performance • Repurchased an additional 303,513 ordinary shares (approximately $3 million) in Q2’19 Capital bringing the total for the year to 13,801,591 ordinary shares repurchased at approximately $183 million (13% of outstanding shares) Management • Continued strong balance sheet management • Strong free cash flow from diversified revenue streams to support growth investments 4

Q2'19 Results Improved From Q1’19 AUM ENI Revenue(1) Pre-tax ENI $205 Performance Average AUM % Change Q1'19 to Q2'19: (0.5)% Performance $m % Change Q1'19 to Q2'19: 3.1% $b % Change E.O.P. AUM Q1'19 to $m Fees Fees Q2'19: 1.2% End of period % Change ex. perf. fees: (0.8)% % Change ex. perf. fees: 1.8% AUM $280 $100 $300 $231 $229 $212 $240 $206 $205 $80 $66 $64 $250 $236 $235 $61 $219 $216 $220 $200 $52 $53 $60 $160 $200 $120 $228 $231 $40 $205 $209 $207 $65 $66 $58 $55 $56 $150 $234 $238 $80 $206 $222 $225 $20 $40 $100 $0 $0 $(2) $(3) $(2) $(2) $(3) $(3) $50 -$40 -$20 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Fee Rate (Basis Points)(2) ENI Operating Margin(3) ENI Per Share(4) Performance Performance % Change Q1'19 to Q2'19: 12.5% Fees Fees 45 45%$200 $0.60 % Change ex perf. fees: 14.3% 38.1% 38.4% $0.47 $0.46 $0.45 38.4 38.8 39.0 36.6% 35.8% $0.50 40 36.9 37.5 38% 33.3% $0.43 $0.40 $150 $0.40 35 31% $206 $0.30 38.6%$16739.0% 30 24% $163 $161 $15337.0% $0.47 $0.47 $0.48 $100 35.1% 34.5% $0.20 $0.41 $0.42 25 17% $0.10 20 10% $50 $0.00 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q2'1Q82’15Q3'1Q83’15Q4'1Q84’15Q1'1Q91’16Q2'1Q92’16 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 ___________________________________________________________ Please see definitions and additional notes. (1) ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. (2) Represents fee rate for consolidated Affiliates; excludes fees for equity-accounted Affiliates. (3) ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI Revenue. Performance fees may have a negative impact to margin due to mix of sharing between BSIG and Affiliate key employees. (4) ENI per share is calculated as economic net income divided by weighted average diluted shares outstanding. 5

Strong Long-Term Investment Performance In Liquid Strategies

Liquid strategies representing ≥ 65% of revenue outperforming on a 3-, 5- and 10- year basis

Commentary

- BrightSphere uses **revenue-weighted** performance as its primary investment metric
  - Ties investment performance to business performance
  - Reflects percent of management fee revenue in liquid products outperforming their benchmarks [1]
- BrightSphere also uses **equal-weighted** performance as it considers earlier stage products that may grow to have significant impact
- **Asset-weighted** performance is broadly used across the industry

Revenue-Weighted [2][3][6][7]

% outperformance vs. benchmark



100%
80%
60%
40%
20%
0%
65%
69%
77%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'19	59%	72%	66%
Q2'18	71%	81%	85%

Equal-Weighted (>$100m) [2][4][6]

% outperformance vs. benchmark



100%
80%
60%
40%
20%
0%
61%
66%
82%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'19	53%	66%	76%
Q2'18	68%	76%	84%

Asset-Weighted [2][5][6]

% outperformance vs. benchmark



100%
80%
60%
40%
20%
0%
58%
64%
69%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'19	53%	65%	57%
Q2'18	67%	78%	80%

(1) *Excludes revenue in products which are not benchmarked; includes management fee revenue from equity-accounted Affiliates in the analysis.*
(2) *Data as of June 30, 2019.*
(3) *Revenue-Weighted: Calculates each strategy's percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of strategies outperforming.*
(4) *Equal-Weighted (>$100m): Each strategy over $100m has the same weight, then sums the total percentage of strategies outperforming.*
(5) *Asset-Weighted: Calculates each strategy's percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of strategies outperforming.*
(6) *Barrow Hanley's Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley's Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations.*
(7) *As of June 30, 2019 assets representing 27% of revenue were outperforming benchmarks on a 1- year basis, compared to 27% at March 31, 2019 and 43% at June 30, 2018.*

BRIGHTSPHERE Investment Group
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Net Client Cash Flows and Revenue Impact

AUM Net Client Cash Flows ("NCCF")



$B
$4
$2
$0
-$2
-$4
-$6
$2.4
$(2.9)
$(2.6)
$1.5
$(2.5)
$(0.3)
$0.5
$(3.7)
$1.9
$(4.1)
$(2.6)
$(5.7)
$(1.8)
$(2.9)
Q1 Q2 Q3 Q4 Q1 Q2 Q3(3) Q4(3) Q1 Q2 Q3 Q4 Q1 Q2
Derived Average Weighted NCCF ($b)(2)
$ 2.1 $ (1.0) $ (2.1) $ 4.0 $ 0.2 $ 3.4 $ 3.2 $ 1.7 $ 4.6 $(3.9) $ 1.2 $(3.3) $(1.5) $(3.8)
2016
2017
2018
2019
$(1.6)
$(6.0)
$(10.5)
$(4.7)

Revenue Impact of NCCF[1]



$M
$20
$15
$10
$5
$0
-$5
-$10
-$15
-$20
$7.3
$(3.4)
$(7.5)
$14.6
$0.8
$13.1
$12.2
$6.8
$19.0
$(15.2)
$4.7
$(12.3)
$(5.9)
$(14.4)
Q1 Q2 Q3 Q4 Q1 Q2 Q3(3) Q4(3) Q1 Q2 Q3 Q4 Q1 Q2
Bps inflows 38 46 42 44 43 53 54 57 49 42 53 46 35 36
Bps outflows 40 32 38 35 32 35 40 32 37 40 33 32 34 41
Revenue Impact as a % of BOP Run Rate Management Fees(4)
2016
2017
2018
2019
1.5%
4.0%
(0.4)%
(2.7)%

(1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow.

(2) Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for BSIG (i.e. 37.7 bps in Q2'19). For example, NCCF annualized revenue impact of $(14.4) million divided by average weighted fee rate of BSIG's AUM of 37.7 bps equals the derived average weighted NCCF of $(3.8) billion.

(3) Heitman AUM and flows have been removed from this data.

(4) Percentage is equal to the annual revenue impact of NCCF divided by run rate management fees based on beginning of year AUM, adjusted with prorated management fees from acquisition or disposition.

BRIGHTSPHERE Investment Group

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Net Client Cash Flows Breakdown

AUM Net Client Cash Flows ("NCCF") - by Asset Class



$B
$4
$3
$2
$1
$0
-$1
-$2
-$3
-$4
-$5
-$6
$0.3
$0.1
$(3.9)
$(0.5)
$(0.1)
$1.9
$0.7
$(2.9)
$(0.7)
$(1.6)
$0.2
$(3.3)
$(2.4)
$(0.1)
$(0.1)
$0.2
$0.6
$(1.7)
$(0.8)
$(0.1)
$0.8
$(2.6)
$(0.8)
$(0.2)
$(0.1)
19
25
40
73
73
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

Total NCCF	$(4.1)	$(2.6)	$(5.7)	$(1.8)	$(2.9)

Revenue Impact of NCCF[1] - by Asset Class



$M
$24
$20
$16
$12
$8
$4
$0
-$4
-$8
-$12
-$16
$(8.8)
$(5.5)
$(0.9)
$13.8
$2.9
$(6.1)
$(1.2)
$(4.7)
$1.4
$(6.3)
$(6.2)
$(0.2)
$(1.0)
$(2.0)
$(1.3)
$(1.6)
$(0.8)
$(0.2)
$0.8
$(6.7)
$(5.0)
$(1.2)
$(2.3)
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

Revenue Impact as a % of BOP Run Rate Management Fees[2]	(1.6)%	0.5%	(1.3)%	(0.8)%	(1.9)%

■ U.S. Equity ■ Global/non-U.S. Equity ■ Fixed Income ■ Alternatives ■ Hard asset disposals ● Avg. Fee Rate (bps)[3]

(1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow.
(2) Percentage is equal to the annual revenue impact of NCCF divided by run rate management fees based on beginning of year AUM.
(3) Average fee rate represents the average blended fee rate on assets for each asset class for the three months ended June 30, 2019.

BRIGHTSPHERE Investment Group

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Management Fees Remained Stable Average AUM and Fee Rate by Asset Class(1)(2) ENI Management Fee Revenue by Asset Class(1)(2) $B Avg. AUM $M % Change % Change % Change: 1.9% $250 $250 % Change: (0.8)% 39.0 37.5 $219.9 $215.9 $207.5 74 $205.9 $23.9 (11%) $23.8 (11%) 73 0% $200 $200 20 $13.5 (6%) 19 4% $13.0 (6%) $43.8 (21%) $43.4 (21%) (1)% $6.4 (3%) $6.5 (3%) 2% $150 $150 $114.5 (53%) 41 $117.8 (54%) 40 3% $116.9 (56%) $116.0 (56%) (1)% $100 $100 $50 $50 $64.5 (30%) 25 $64.8 (29%) 25 0% $40.4 (20%) $40.0 (20%) (1)% $0 $0 Q1 2019 Q2 2019 Q1 2019 Q2 2019 U.S. Equity Global/non-U.S. Equity Fixed Income Alternatives Avg. Fee Rate (bps) ___________________________________________________________________________________________________________ (1) Figures in parenthesis represent the percent of the total respective bar. (2) Excludes equity-accounted Affiliates. 9

Expense Decrease In Q2 Reflects Efficiencies

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q2'19 Operating Expense Ratio(1) decreased to 40.3% for the period, mainly reflecting Center efficiencies
- Lower fixed compensation and benefits due to seasonality in Q1'19 and cost savings at the Center
- Full-year Operating Expense Ratio(1) expected to be approximately 42%; ratio is subject to fluctuations as assets and management fees change

Total ENI Operating Expenses

($M)	Q2'19		Q2'18		Q2'19 vs. Q2'18	Q1'19		Q2'19 vs. Q1'19
	$M	% of MFs(2)	$M	% of MFs(2)		$M	% of MFs(2)	
Fixed compensation and benefits	$ 47.3	23.0 %	$ 44.8	19.8 %	6%	$ 49.7	24.0%	(5)%
G&A expenses (excl. sales-based compensation)	28.6	13.9 %	28.9	12.8 %	(1)%	32.3	15.6%	(11)%
Depreciation and amortization	4.0	1.9 %	3.5	1.5 %	14%	3.8	1.8%	5%
Core operating expense subtotal	**$ 79.9**	**38.8 %**	**$ 77.2**	**34.1 %**	3%	**$ 85.8**	**41.3%**	(7)%
Sales-based compensation	3.1	1.5 %	4.2	1.9 %	(26)%	2.7	1.3%	15%
Total ENI operating expenses	**$ 83.0**	**40.3 %**	**$ 81.4**	**36.0 %**	2%	**$ 88.5**	**42.7%**	(6)%
Note: Management fees	$ 205.9		$ 226.4		(9)%	$ 207.5		(1)%

(1) *Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.*
(2) *Represents reported ENI management fee revenue.*

BRIGHTSPHERE Investment Group

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Variable Compensation Normalized In Q2’19 Commentary • Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate’s ENI earnings before variable compensation, plus Center bonuses; also includes contractual split of certain performance fees ◦ Affiliate variable compensation includes cash and equity provided through recycling ◦ Center variable compensation includes cash and BSIG equity • Q2'19 variable compensation declined slightly from Q1'19, however, Q2'19 Variable Compensation Ratio decreased to 39.8% from 41.6% in Q1'19 reflecting a lower Center cost basis • Full-year Variable Compensation Ratio expected to be approximately 40% Variable Compensation ($M) Q2'19 Q2'18 Q2'19 vs. Q2'18 Q1'19 Q2'19 vs. Q1'19 Cash variable compensation $ 44.1 $ 55.9 (21)% $ 43.8 1% Add: Non-cash equity-based award amortization 4.3 5.4 (20)% 4.9 (12)% Variable compensation 48.4 61.3 (21)% 48.7 (1)% Earnings before variable compensation $ 121.6 $ 149.3 (19)% $ 117.2 4% Variable Compensation Ratio (VC as % of earnings before variable comp.) 39.8% 41.1% (126) bps 41.6% (175) bps ___________________________________________________________ Please see definitions and additional notes. 11

Affiliate Key Employee Distributions Typically Will Move In Line With Affiliate Profitability Commentary • Represents employees’ share of profit from their respective Affiliates, in some cases following an initial preference to BSIG and other equity holders(1) • Q2'19 Distribution Ratio of 18.9% lower than Q1’19 mainly due to an increase in ENI operating earnings • Full-year Distribution Ratio expected to be approximately 19% Affiliate Key Employee Distributions ($M) Q2'19 Q2'18 Q2'19 vs. Q2'18 Q1'19 Q2'19 vs. Q1'19 A Earnings after variable compensation (ENI operating earnings) $ 73.2 $ 88.0 (17)% $ 68.5 7% B Less: Affiliate key employee distributions (13.8) (18.7) (26)% (13.4) 3% Earnings after Affiliate key employee distributions $ 59.4 $ 69.3 (14)% $ 55.1 8% Affiliate Key Employee Distribution Ratio ( B / A ) 18.9% 21.3% (240) bps 19.6% (71) bps __________________________________________________________ (1) For consolidated Affiliates. 12

Balance Sheet Management Provides Ongoing Opportunities to Increase Shareholder Value

Balance Sheet

($M)	June 30, 2019	December 31, 2018
Assets		
Cash and cash equivalents	$ 95.9	$ 340.6
Investment advisory fees receivable	156.6	159.1
Investments	206.1	198.5
Other assets	774.1	710.9
Assets of consolidated Funds	192.4	144.6
Total assets	**$ 1,425.1**	**$ 1,553.7**
Liabilities and shareholders' equity		
Accounts payable and accrued expenses	$ 137.1	$ 225.3
Due to OM plc	5.2	33.0
Non-recourse borrowings	25.0	—
Third party borrowings	603.5	393.3
Other liabilities	540.1	711.1
Liabilities of consolidated Funds	10.6	14.9
Total liabilities	**$ 1,321.5**	**$ 1,377.6**
Shareholders' equity (deficit)	(12.7)	103.3
Non-controlling interests, including NCI of consolidated Funds	116.3	72.8
Total equity	**103.6**	**176.1**
Total liabilities and equity	**$ 1,425.1**	**$ 1,553.7**
Average quarterly diluted shares (ENI)	91.5	105.8
Leverage ratio[(1)]	2.3x	2.1x
Net leverage ratio[(2)]	1.9x	0.2x

Capital

- June 30 leverage ratio (Debt / Adj. EBITDA) of 2.3x ; June 30 net leverage ratio (Debt, net of total cash and cash equivalents / Adj. EBITDA) of 1.9x
- Total seed and co-investment holdings of $166.1 million

Dividend, Investment & Buyback

- $0.10 per share interim dividend approved
  - Payable September 27 to shareholders of record as of September 13
- $140.0 million available on $350 million Revolving Credit Facility
- YTD June 30, the Company has purchased 13,801,591 shares at a weighted average price of $13.23/share

(1) Calculated per terms of the Company's external revolver and includes amounts owed under previously agreed acquisition and excludes non-recourse borrowings.
(2) Consists of debt, net of total cash and cash equivalents divided by Adjusted EBITDA.

BRIGHTSPHERE Investment Group

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Appendix 14

Reconciliation: GAAP to ENI and Adjusted EBITDA[1]

($M)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Three Months Ended March 31, 2019
U.S. GAAP net income attributable to controlling interests	**$ 28.0**	**$ 2.1**	**$ 52.7**
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[2]	7.1	34.0	(20.1)
2 Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[2]	4.0	19.4	3.2
3 Capital transaction costs[2]	1.6	0.1	—
4 Seed/Co-investment (gains) losses and financings[2]	(2.8)	6.0	(10.2)
5 Tax benefit of goodwill and acquired intangible deductions	2.4	1.4	2.3
6 Discontinued operations and restructuring[3]	1.3	0.8	4.3
Total adjustment to reflect earnings of the Company	**$ 13.6**	**$ 61.7**	**$ (20.5)**
Tax effect of above adjustments[2]	(3.0)	(16.4)	6.2
7 ENI tax normalization	2.4	3.1	0.8
Economic net income	**$ 41.0**	**$ 50.5**	**$ 39.2**
ENI net interest expense to third parties	6.2	3.5	3.5
Depreciation and amortization	4.0	3.5	3.8
Tax on Economic Net Income	12.2	15.3	12.4
Adjusted EBITDA	**$ 63.4**	**$ 72.8**	**$ 58.9**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) *Refer to slide 1. For further information and additional reconciliations between GAAP and non-GAAP measures, see the Company's quarterly earnings release on Form 8-K and Quarterly Report on Form 10-Q.*
(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, includes restructuring component of discontinued operations and restructuring line; taxed at 27.3% U.S. statutory rate (including state tax).*
(3) *Included in the three months ended June 30, 2019 and March 31, 2019 were restructuring costs at the Center and costs associated with the redomicile to the U.S.*

BRIGHTSPHERE Investment Group

15

Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates; references to "Landmark" refer to Landmark Partners, LLC, acquired by the Company in August 2016. BrightSphere operates its business through seven boutique asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to:  • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. 16

Definitions and Additional Notes The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA  Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Methodologies for calculating investment performance(1):  Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. Net catch-up fees Net catch-up fees represent payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. ___________________________________________________________ (1) Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset- weighted outperformance percentage calculations. 17

Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders.   Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow and is designed to provide investors with a better indication of the potential financial impact of net client cash flows.   Hard asset disposals Net flows include hard asset disposals and fund distributions made by BrightSphere’s Affiliates.  This category is made up of investment-driven asset dispositions by Landmark, investing in real estate funds and secondary private equity; or Campbell, a timber manager. Derived average weighted NCCF Derived average weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for BrightSphere overall (i.e. 37.7 bps in Q2'19). For example, NCCF annualized revenue impact of $(14.4) million divided by the average weighted fee rate of BrightSphere’s overall AUM of 37.7 bps equals the derived average weighted NCCF of $(3.8) billion. n/m “Not meaningful.” BSIG 201948 18